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                                                        Exhibit 99.B(h)(1)(A)(i)

[ING FUNDS LOGO]

July 29, 2005


Ms. Alyce Shaw
Vice President
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Ms. Shaw

     Pursuant to the Amended and Restated Shareholder Services Agreement dated April 29, 2005, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Shareholder Service Provider to render such services to ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio, ING MarketStyle Moderate Portfolio, effective August 15, 2005, and ING VP Index Plus International Equity Portfolio, effective July 29, 2005, five new series of the Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to SCHEDULE A of the Agreement.

     The AMENDED SCHEDULE A has also been updated to reflect a name change for ING Hard Assets Portfolio to ING Global Resources Portfolio.

     Please signify your acceptance to act as Shareholder Service Provider under the Agreement with respect to the New Series, by signing below.

                                              Very sincerely,


                                              /s/ Robert S. Naka
                                              Robert S. Naka
                                              Senior Vice President
                                              ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:     /s/ Alyce Shaw
       ---------------------------
Name:   Alyce Shaw
       ---------------------------
Title:  VP       , DULY AUTHORIZED
       ---------------------------


7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000          ING Investors Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST

                                       AND

                             DIRECTED SERVICES, INC.

                                                                                        CLASSES
                                                                                ----------------------
SERIES                                                                           SERVICE    SERVICE 2
------                                                                          ---------  -----------
ING AIM Mid Cap Growth Portfolio                                                    X           X
ING Alliance Mid Cap Growth Portfolio                                               X           X
ING Capital Guardian Managed Global Portfolio                                       X           X
ING Capital Guardian Small/Mid Portfolio                                            X           X
ING Capital Guardian U.S. Equities Portfolio                                        X           X
ING Eagle Asset Capital Appreciation Portfolio                                      X           X
ING Evergreen Health Sciences Portfolio                                             X           X
ING Evergreen Omega Portfolio                                                       X           X
ING FMR(SM) Diversified Mid Cap Portfolio                                           X           X
ING Global Resources Portfolio                                                      X           X
ING Goldman Sachs Tollkeeper(SM) Portfolio                                          X           X
ING International Portfolio                                                         X           X
ING Janus Contrarian Portfolio                                                      X           X
ING Jennison Equity Opportunities Portfolio                                         X           X
ING JPMorgan Emerging Markets Equity Portfolio                                      X           X
ING JPMorgan Small Cap Equity Portfolio                                             X           X
ING Julius Baer Foreign Portfolio                                                   X           X
ING Legg Mason Value Portfolio                                                      X           X
ING LifeStyle Aggressive Growth Portfolio(1)                                                    X
ING LifeStyle Growth Portfolio(1)                                                               X
ING LifeStyle Moderate Growth Portfolio(1)                                                      X
ING LifeStyle Moderate Portfolio(1)                                                             X
ING Limited Maturity Bond Portfolio                                                 X           X
ING Liquid Assets Portfolio                                                         X           X
ING MarketPro Portfolio                                                             X           X
ING MarketStyle Growth Portfolio                                                    X           X
ING MarketStyle Moderate Growth Portfolio                                           X           X

----------
(1) The service fee of 0.25% will be waived in full until the fund divests from the underlying investment companies.

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
                                                                                        CLASSES
                                                                                ----------------------
SERIES                                                                           SERVICE    SERVICE 2
------                                                                          ---------  -----------
ING MarketStyle Moderate Portfolio                                                  X           X
ING Marsico Growth Portfolio                                                        X           X
ING Mercury Focus Value Portfolio                                                   X           X
ING Mercury Large Cap Growth Portfolio                                              X           X
ING MFS Mid Cap Growth Portfolio                                                    X           X
ING MFS Total Return Portfolio                                                      X           X
ING Oppenheimer Main Street Portfolio(R)                                            X           X
ING PIMCO Core Bond Portfolio                                                       X           X
ING PIMCO High Yield Portfolio                                                      X           X
ING Pioneer Fund Portfolio                                                          X           X
ING Pioneer Mid Cap Value Portfolio                                                 X           X
ING Salomon Brothers All Cap Portfolio                                              X           X
ING Salomon Brothers Investors Portfolio                                            X           X
ING T. Rowe Price Capital Appreciation Portfolio                                    X           X
ING T. Rowe Price Equity Income Portfolio                                           X           X
ING UBS U.S. Allocation Portfolio                                                   X           X
ING Van Kampen Equity Growth Portfolio                                              X           X
ING Van Kampen Global Franchise Portfolio                                           X           X
ING Van Kampen Growth and Income Portfolio                                          X           X
ING Van Kampen Real Estate Portfolio                                                X           X
ING VP Index Plus International Equity Portfolio                                    X           X